As filed with the Securities and Exchange Commission on October 11, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grant Cayman KY1-1108

Cayman Islands

+1 (345) 949 4123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2011 Option Plan

(Full title of the plans)

C T Corporation System

111 Eighth Avenue

New York, New York  10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom

Michael J. Kendall

Edwin O’Connor

Goodwin Procter LLP

100 Northern Avenue

Boston, MA  02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	258,113(3)	$0.16(4)	$41,299	$4.79

(1)              These shares may be represented by the Registrant’s American Depositary Shares, or ADSs. Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-209044).

(2)              Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the above-named plan by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.

(3)              Represents 258,113 Ordinary Shares subject to outstanding awards under the 2011 Option Plan (the “2011 Plan”). To the extent Ordinary Shares that are subject to awards under the 2011 Plan are forfeited, cancelled, repurchased, expired or otherwise terminated (other than by exercise) from and after the effective date of the 2016 Share Option and Incentive Plan (the “2016 Plan”), such shares will be available for future issuance under the 2016 Plan.

(4)              Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. For the 258,113 Ordinary Shares reserved for issuance upon the exercise of outstanding awards granted under the 2011 Plan, the Proposed Maximum Offering Price Per Share is $0.16 per share, which is the weighted average exercise price of these awards granted under the 2011 Plan.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 258,113 of the Registrant’s Ordinary Shares to be issued pursuant to the Registrant’s 2011 Option Plan, which are the same class as those securities previously registered on the effective Form S-8 filed with the U.S. Securities and Exchange Commission on February 5, 2016 (File No. 333-209410), and the contents of that Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on October 11, 2016.

BEIGENE, LTD.

By:	/s/ John V. Oyler
Name: John V. Oyler
Title: Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of BeiGene, Ltd., hereby severally constitute and appoint John V. Oyler and Howard Liang, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeiGene, Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ John V. Oyler	Chief Executive Officer and Chairman (Principal Executive Officer)	October 11, 2016
John V. Oyler

/s/ Howard Liang	Chief Financial Officer and Chief Strategy Officer (Principal Financial and Accounting Officer)	October 11, 2016
Howard Liang

/s/ Timothy Chen	Director	October 11, 2016
Timothy Chen

	/s/ Donald W. Glazer	Director	October 11, 2016
Donald W. Glazer

	/s/ Michael Goller	Director	October 11, 2016
Michael Goller

	/s/ Ranjeev Krishana	Director	October 11, 2016
Ranjeev Krishana

	/s/ Thomas Malley	Director	October 11, 2016
Thomas Malley

	/s/ Ke Tang	Director	October 11, 2016
Ke Tang

	/s/ Xiaodong Wang	Director	October 11, 2016
Xiaodong Wang

	/s/ Qingqing Yi	Director	October 11, 2016
Qingqing Yi

BeiGene USA, Inc.

By:	/s/ John V. Oyler	Authorized Representative in the United States	October 11, 2016
Name: John V. Oyler
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as amended and currently in effect

4.2(2)	Deposit Agreement dated February 5, 2016 by and among the Registrant, the Depositary and holders of the American Depositary Receipts

4.3(3)	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts and Form of American Depositary Receipt

4.4(4)	Specimen Certificate for Ordinary Shares

4.5(5)	Second Amended and Restated Investors’ Rights Agreement, dated as of April 21, 2015, by and among the Registrant and certain shareholders named therein

4.6(6)	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Registrant and certain shareholders named therein

5.1	Opinion of Mourant Ozannes regarding the issue of ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1(7)	2011 Option Plan, as amended and form of option agreement thereunder

99.2(8)	2016 Share Option and Incentive Plan and forms of agreements thereunder

(1)   Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on February 11, 2016, and incorporated herein by reference.

(2)   Filed as Exhibits 4.1 to Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on February 11, 2016, and incorporated herein by reference.

(3)   Filed as Exhibit 4.1 and 4.2 to Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on April 11, 2016, and incorporated herein by reference.

(4)   Filed as Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on December 9, 2015,  and incorporated herein by reference.

(5)   Filed as Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(6)   Filed as Exhibit 10.21 of the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed the U.S. Securities and Exchange Commission on January 27, 2016, and incorporated herein by reference.

(7)   Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(8)   Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on January 19, 2016, and incorporated herein by reference.